Exhibit 99.1

Nuvve Provides Third Quarter 2022
Financial Update
Investor Conference Call to be Held Today at 5:00 PM Eastern Time (2:00 PM PT)

SAN DIEGO, November 14, 2022 /PRNewswire/— Nuvve Holding Corp. (Nuvve) (Nasdaq: NVVE), a green energy technology company that provides a globally-available, commercial vehicle-to-grid (V2G) technology platform that enables electric vehicle (EV) batteries to store and resell unused energy back to the local electric grid and provides other grid services, today provided a third quarter 2022 update.
 Third Quarter Highlights

•Partnered with San Diego Gas & Electric to provide energy back to the grid during emergency load reduction events; began participating in this service in the Cajon Valley Union School District in San Diego, where six high capacity chargers were commissioned
•Partnered with Vistra to assist school districts access available grant funding from both federal and state agencies; leveraged Vistra relationships to secure rebate awards for districts in Texas in the first round of the EPA’s Clean School Bus Program funding allocations
•Reduced cash operating costs in third quarter on a sequential basis to $7.8 million versus $8.3 million in the second quarter
•Megawatts under management increased to 16.3 megawatts as of September 30, 2022 from 16.1; backlog increased to $4.2 million from $3.9 million
•Cash and cash equivalents of $21.6 million as of September 30, 2022
Management Discussion

Gregory Poilasne, chairman and chief executive officer of Nuvve, said, “During the third quarter, Nuvve made important strides in expanding its partnerships with energy operators. This was evidenced by our agreement with San Diego Gas & Electric to pair our V2G platform with their Emergency Load Reduction Program (“ELRP”), and our partnership with Vistra Corp. to assist school districts access available grant funding. Our grant writing team focused intensely on working with school districts to submit applications for a portion of the nearly $1 billion in funding available through the EPA’s Clean School Bus Program in 2022. As the only charging station provider to submit grants, we are proud to have secured awards on behalf of several school districts in October. We believe orders for Nuvve will start to flow through in the coming months from our partners as well as from additional school districts that we did not represent in the grant writing process.

As we look ahead, we continue to see an electric school bus market that is negatively impacted by supply chain disruptions and inflation, with both factors impacting our third quarter results, along with what we think were some transitory issues related to partners awaiting the EPA’s grants allocations. The benefits offered by our V2G technology go beyond the electric school bus market and in the words of California Governor Gavin Newsom, ‘vehicle-to-grid capacity is a game changer.’ As such, we remain in advanced discussions with potential customers for programs across a variety of market types. As we mature as a public company, and against a challenged economic environment, we are focused on taking steps to be more efficient with our spending. This was evident in our results in the third quarter, and we will continue to take prudent steps to adapt to today’s incredibly dynamic economic and market backdrop.”

2022 Third Quarter Financial Review

Total revenue was $0.6 million for the three months ended September 30, 2022, compared to $1.2 million for the three months ended September 30, 2021, a decrease of $0.6 million, or 52.4%. The decrease was primarily attributed to a $0.2 million decrease in products and services revenue, and a decrease in grants of $0.4 million. Products and services revenue for the three months ended September 30, 2022 consisted of sales DC and AC Chargers of about $0.3 million, grid services revenue of $0.16 million, and engineering services of $0.05 million.

Cost of products and services revenue for the three months ended September 30, 2022, decreased by $0.11 million to $0.3 million, and margin was flat at 43.3% compared to the same prior year period. Margin was mostly impacted by a higher mix of hardware charging stations sales offset by a lower mix of engineering services in the current quarter.

Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, finance, and professional expenses. Selling, general and administrative expenses were $7.2 million for the three months ended September 30, 2022, as compared to $6.6 million for the three months ended September 30, 2021, an increase of $0.6 million, or 8.5%. The increases during the three months ended September 30, 2022 was primarily attributable to increases in compensation expenses of $0.4 million, including share-based compensation, rent expenses related to the main corporate office and warehouse of $0.2 million, legal expenses of $0.2 million, and software subscriptions expenses of $0.4 million, partially offset by a decrease in governance and other public company costs of $0.4 million. Expenses resulting from the consolidation of Levo's activities during the three months ended September 30, 2022 contributed $0.1 million to the increase in selling, general and administrative expenses.
Research and development expenses increased by $0.1 million, or 5.7%, from $1.6 million for the three months ended September 30, 2021 to $1.7 million for the three months ended September 30, 2022. The increase was primarily attributable to an increase in compensation expenses and subcontractor expenses used to advance Nuvve’s platform functionality and integration with more vehicles.

Other income (expense) consists primarily of interest expense, impairment of deferred finance costs, change in fair value of private warrants liability and derivative liability, and other income (expense). Other income (expense) decreased by $0.2 million from $0.48 million of other income for the three months ended September 30, 2021 to $0.3 million in other income for the three months ended September 30, 2022. The decrease during the three months ended September 30, 2022 was primarily attributable to the change in fair value of the private warrants liability and derivative liability.
Net loss includes the net loss attributable to Stonepeak and Evolve, the holders of non-controlling interests in Levo, on our condensed consolidated statements of operations.
Net loss increased by $1.4 million, or 19.7%, from $7.0 million for the three months ended September 30, 2021 to $8.3 million for the three months ended September 30, 2022. The increase in net loss was primarily due to a decrease in revenue of $0.6 million, an increase in operating expenses of $0.5 million and an increase in other expense of $0.2 million for the aforementioned reasons.
Net Loss Attributable to Non-Controlling Interest
Net loss attributable to non-controlling interest was $0.2 million for the three months ended September 30, 2022.
Net loss is allocated to non-controlling interests in proportion to the relative ownership interests of the holders of non-controlling interests in Levo, an entity formed by us with Stonepeak and Evolve. We own 51% of Levo's common units and Stonepeak and Evolve own 49% of Levo's common units. We have determined that Levo is a variable interest entities in which we are the primary beneficiary. Accordingly, we consolidate Levo and record a non-controlling interest for the share of the Levo owned by Stonepeak and Evolve during the three months ended September 30, 2022.

Conference Call Details
The Company will hold a conference call to review its financial results for the third quarter of 2022, along with other company developments, at 5:00 PM Eastern Time (2:00 PM PT) today Monday, November 14, 2022.
To participate, please register for and listen via a live webcast, which is available in the ‘Events' section of Nuvve’s investor relations website at https://investors.nuvve.com/. In addition, a replay of the call will be made available for future access.
About Nuvve Holding Corp.
Nuvve Holding Corp. (Nasdaq: NVVE) has developed a proprietary vehicle-to-grid (V2G) technology, including its Grid Integrated Vehicle (“GIVe™”) cloud-based software platform, that enables it to link multiple electric vehicle (“EV”) batteries into a virtual power plant to provide bi-directional energy to the electrical grid in a qualified and secure manner.. Combining the world’s most advanced V2G technology and an ecosystem of electrification partners, Nuvve dynamically manages power among electric vehicle (EV) batteries and the grid to deliver new value to EV owners, accelerate the adoption of EVs, and support the world’s transition to clean energy. With products designed to transform EVs into mobile energy storage assets and networking battery capacity to support shifting energy needs, Nuvve is working toward making the grid more resilient, enhancing sustainable transportation, and supporting energy equity in an electrified world. Since its founding in 2010, Nuvve has successfully deployed V2G on five continents and offers turnkey electrification solutions for fleets of all types. Nuvve is headquartered in San Diego, California, and can be found online at nuvve.com.

Nuvve and associated logos are among the trademarks of Nuvve and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

Forward Looking Statements
The information in this press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Nuvve and Nuvve's strategy, future operations, estimated and projected financial performance, prospects, plans and objectives are forward-looking statements. When used in this press release, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Nuvve disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. In addition, Nuvve cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) risks related to the rollout of Nuvve's business and the timing of expected business milestones; (ii) Nuvve's dependence on widespread acceptance and adoption of electric vehicles and increased installation of charging stations; (iii) Nuvve's ability to maintain effective internal controls over financial reporting (iv) Nuvve's current dependence on sales of charging stations for most of its revenues; (v) overall demand for electric vehicle charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of electric vehicles or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; (vi) potential adverse effects on Nuvve's backlog, revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by Nuvve; (vii) the effects of competition on Nuvve's future business; (viii) risks related to Nuvve's dependence on its intellectual property and the risk that Nuvve's technology could have undetected defects or errors; (ix) the risk that we conduct a portion of our operations through a joint venture exposes us to risks and uncertainties, many of which are outside of our control; (x) that our joint venture with Levo Mobility LLC may fail to generate the expected financial results, and the return may be insufficient to justify our investment of effort and/or funds; (xi) changes in applicable laws or regulations; (xii) the COVID-19 pandemic and its effect directly on Nuvve and the economy generally; (xiii) risks related to disruption of management time from ongoing business operations due to our joint ventures; (xiv) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; (xv) the possibility that Nuvve may be adversely affected by other economic, business, and/or competitive factors, including increased inflation and interest rates, current market conditions, and the Russia-Ukraine war; (xvi) risks related to not achieving the benefits expected from the Infrastructure Investment and Jobs Act ; (xvii) the risk that the Company will not be able to reach definitive agreements parties after an MOU has been signed; (xviii) supply chain disruptions; and (xiv) Nuvve’s investments in its third-party partnerships, and the extent to which these partnerships impact Nuvve’s business and performance and enable it to manage any growth it may experience in future periods;. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the Annual Report on Form 10-K filed by Nuvve with the Securities and Exchange Commission (SEC) on March 31, 2022, and in the other reports that Nuvve has, and will file from time to time with the SEC. Nuvve's SEC filings are available publicly on the SEC's website at www.sec.gov.
Use of Projections
This press release contains projected financial information with respect to Nuvve. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See "Forward-Looking Statements" above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this press release, and the inclusion of such information in this press release should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved.
Trademarks
This press release contains trademarks, service marks, trade names and copyrights of Nuvve and other companies, which are the property of their respective owners.
Nuvve Investor Contact

ICR Inc.
nuvve@icrinc.com
+1 (646) 200-8872

FINANCIAL TABLES FOLLOW
 NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash	$21,635,356	$32,360,520
Restricted cash	480,000	380,000
Accounts receivable, net	1,063,903	1,886,708
Inventories	11,767,996	11,118,188
Prepaid expenses and other current assets	2,947,014	1,036,645
Total Current Assets	37,894,269	46,782,061
Property and equipment, net	591,257	356,194
Intangible assets, net	1,376,499	1,481,077
Investments	1,670,951	670,951
Right-of-use operating lease assets	5,418,912	3,483,042
Deferred financing costs	—	43,562,847
Financing receivables	238,624	138,161
Security deposit, long-term	8,682	3,057
Total Assets	$47,199,194	$96,477,390

Liabilities, Mezzanine Equity and Stockholders’ Equity
Current Liabilities
Accounts payable	$1,664,685	$5,738,873
Accrued expenses	3,436,815	2,874,018
Deferred revenue	1,014,152	719,771
Operating lease liabilities - current	708,441	41,513
Other liabilities	107,198	110,574
Total Current Liabilities	6,931,291	9,484,749

Operating lease liabilities - noncurrent	5,225,555	3,441,642
Warrants liability	12,000	866,000
Derivative liability - non-controlling redeemable preferred shares	531,257	511,948
Other long-term liabilities	13,013	18,860
Total Liabilities	12,713,116	14,323,199

Commitments and Contingencies
Mezzanine equity
Redeemable non-controlling interests, preferred shares, zero par value, 1,000,000 shares authorized, 3,138 shares issued and outstanding at September 30, 2022 and December 31, 2021; aggregate liquidation preference of $3,396,672 and $3,200,760 at September 30, 2022 and December 31, 2021, respectively	3,369,827	2,885,427
Class D Incentive units, zero par value, 1,000,000 units authorized, 250,000 units issued and outstanding at September 30, 2022	293,165	—
Stockholders’ Equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; zero shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 22,897,935 and 18,861,130 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	2,292	1,888
Additional paid-in capital	150,247,403	127,138,504
Accumulated other comprehensive income	12,149	113,446
Accumulated deficit	(115,805,023)	(47,412,470)
Nuvve Stockholders’ Equity	34,456,821	79,841,368
Non-controlling interests	(3,633,735)	(572,604)
Total Stockholders’ Equity	30,823,086	79,268,764
Total Liabilities, Mezzanine equity and Stockholders’ Equity	$47,199,194	$96,477,390

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Products and services	$487,818	$682,900	$3,809,631	$1,761,319
Grants	65,869	480,104	416,816	1,182,047
Total revenue	553,687	1,163,004	4,226,447	2,943,366
Operating expenses
Cost of product and service revenue	276,485	387,582	3,453,393	877,468
Selling, general, and administrative	7,163,673	6,599,490	22,925,745	16,352,021
Research and development	1,715,821	1,622,608	6,021,535	4,574,803
Total operating expenses	9,155,979	8,609,680	32,400,673	21,804,292

Operating loss	(8,602,292)	(7,446,676)	(28,174,226)	(18,860,926)
Other income (expense)
Interest income (expense)	39,150	3,220	47,553	(592,345)
Write-off of deferred financing costs	—	—	(43,562,847)	—
Change in fair value of warrants liability	170,000	557,000	854,000	627,228
Change in fair value of derivative liability	(40,245)	(12,179)	(19,309)	(12,179)
Other, net	89,222	(69,647)	81,455	321,914
Total other income (expense), net	258,127	478,394	(42,599,148)	344,618
Loss before taxes	(8,344,165)	(6,968,282)	(70,773,374)	(18,516,308)
Income tax expense	—	—	—	1,000
Net loss	$(8,344,165)	$(6,968,282)	$(70,773,374)	$(18,517,308)
Less: Net loss attributable to non-controlling interests	(168,985)	(130,837)	(2,380,821)	(130,837)
Net loss attributable to Nuvve Holding Corp.	$(8,175,180)	$(6,837,445)	$(68,392,553)	$(18,386,471)
Less: Preferred dividends on redeemable non-controlling interests	66,601	39,096	195,912	39,096
Less: Accretion on redeemable non-controlling interests preferred shares	161,466	100,039	484,398	100,039
Net loss attributable to Nuvve common stockholders	$(8,403,247)	$(6,976,580)	$(69,072,863)	$(18,525,606)

Net loss per share attributable to Nuvve common stockholders, basic and diluted	$(0.38)	$(0.37)	$(3.46)	$(1.16)

Weighted-average shares used in computing net loss per share attributable to Nuvve common stockholders, basic and diluted	21,952,882	18,627,978	19,972,016	15,931,466

  NUVVE HOLDING CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(8,344,165)	$(6,968,282)	$(70,773,374)	$(18,517,308)
Other comprehensive (loss) income, net of taxes
Foreign currency translation adjustments, net of taxes	$(61,299)	$51,179	$(101,297)	$147,782
Total Comprehensive loss	$(8,405,464)	$(6,917,103)	$(70,874,671)	$(18,369,526)
Less: Comprehensive loss attributable to non-controlling interests	$(168,985)	$(130,837)	$(2,380,821)	$(130,837)
Comprehensive loss attributable to Nuvve Holding Corp.	$(8,236,479)	$(6,786,266)	$(68,493,850)	$(18,238,689)
Less: Preferred dividends on redeemable non-controlling interests	$(66,601)	$(39,096)	$(195,912)	$39,096
Less: Accretion on redeemable non-controlling interests preferred shares	(161,466)	(100,039)	(484,398)	(100,039)
Comprehensive loss attributable to Nuvve common stockholders	$(8,008,412)	$(6,647,131)	$(67,813,540)	$(18,099,554)

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating activities
Net loss	$(70,773,374)	$(18,517,308)
Adjustments to reconcile to net loss to net cash used in operating activities
Depreciation and amortization	211,220	122,352
Stock-based compensation	4,487,003	2,690,081
Write-off of deferred financing costs	43,562,847	—
Beneficial conversion feature on convertible debenture	—	427,796
Accretion of discount on convertible debenture	—	116,147
Change in fair value of warrants liability	(854,000)	(627,228)
Change in fair value of derivative liability	19,309	—
Loss on disposal of asset	—	1,349
Gain on extinguishment of PPP Loan	—	(492,100)
Noncash lease expense	336,903	2,141
Change in operating assets and liabilities
Accounts receivable	818,758	(99,963)
Inventory	(649,809)	(5,126,698)
Prepaid expenses and other assets	(2,040,485)	(4,062,202)
Accounts payable	(4,070,611)	(240,200)
Accrued expenses	443,491	2,260,833
Deferred revenue	324,660	66,493
Net cash used in operating activities	(28,184,088)	(23,478,507)
Investing activities
Proceeds from sale of property and equipment	—	7,784
Purchase of property and equipment	(349,182)	—
Investments	(1,000,000)	—
Net cash (used) provided in investing activities	(1,349,182)	7,784
Financing activities
Deposit with Newborn	—	—
Proceeds from Newborn Escrow Account	—	58,184,461
Redemption of Newborn shares	—	(18,629)
Issuance costs related to reverse recapitalization and PIPE offering	—	(3,970,657)
Proceeds from PIPE offering	—	14,250,000
Repayment of Newborn sponsor loans	—	(487,500)
Repurchase of common stock from EDF	—	(6,000,000)
Newborn cash acquired	—	50,206
Purchase of stock from investor	—	(2,000,000)
Payment of financing costs	—	(1,000,000)
Proceeds from forward option put exercise	1,994,073	—
Proceeds from exercise of pre-funded warrants related to Direct Offering	58	—
Proceeds from Direct Offering of common stock, net of offering costs	13,069,815	—
Proceeds from common stock offering, net of offering costs	3,763,494	—
Payment of finance lease obligations	(7,396)	(4,613)
Proceeds from exercise of stock options	209,280	18,325
Issuance of Preferred Stock	—	3,138,000
Net cash provided in financing activities	19,029,324	62,159,593
Effect of exchange rate on cash	(121,218)	150,547
Net (decrease) increase in cash and restricted cash	(10,625,164)	38,839,417
Cash and restricted cash at beginning of year	32,740,520	2,275,895
Cash and restricted cash at end of period	$22,115,356	$41,115,312

NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Supplemental Disclosure of Noncash Financing Activity
Conversion of preferred stock to common stock	$—	$1,679
Conversion of debenture and accrued interest to common shares	$—	$3,999,435
Conversion of shares due to reverse recapitalization	$—	$3,383
Issuance of common stock for merger success fee	$—	$2,085,299
Non-cash merger transaction costs	$—	$2,085,299
Accrued transaction costs related to reverse recapitalization	$—	$189,434
Issuance of private warrants	$—	$1,253,228
Forgiveness of PPP Loan	$—	$492,100
Issuance of Stonepeak and Evolve warrants	$—	$30,234,000
Issuance of Stonepeak and Evolve options	$—	$12,584,000
Transfer of Inventory to property and equipment	$87,095	$—